Z CLASS EXPENSE WAIVER AGREEMENT

  THIS EXPENSE WAIVER AGREEMENT (the “Agreement”), effective as of October 28, 2019, is entered into between T. Rowe Price Associates, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Manager”), and each of the funds listed on Exhibit A, each of which is a separate series of a corporation listed on Exhibit A, each of which is organized and existing under the laws of the State of Maryland (each a “Fund” and collectively, the “Funds”).

  WHEREAS, the Manager is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended;

  WHEREAS, each Fund is an open-end management investment company registered as such with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”);

  WHEREAS, each Fund’s Articles of Incorporation authorizes the issuance of new classes of shares upon approval by the Fund’s Board of Directors;

  WHEREAS, each Corporation’s Board of Directors has approved the issuance of a zero-fee class of shares of each Fund called the Z Class (each a “Z Class” and collectively, the “Z Classes”), which will be available to funds-of-funds advised by T. Rowe Price and to other advisory clients of T. Rowe Price that pay a fee for investment advisory services pursuant to an agreement;

 WHEREAS, pursuant to each Fund’s Investment Management Agreement with the Manager (the “Management Agreement”), each Fund pays the Manager a management fee for investment management services and bears the costs of its operating expenses with certain exceptions; and

  WHEREAS, the Board of Directors of each Fund listed on Exhibit A has determined that it is in the best interests of each Fund to enter into this Agreement with respect to each Fund’s Z Class;

  NOW, THEREFORE, the Manager and each Fund hereby agree as follows:

1. Expense Waiver.

The Manager agrees to waive or pay all of the Z Class’ fees and expenses, including but not limited to management fees and other operating expenses, but excluding interest; expenses related to borrowings, taxes, and brokerage; and nonrecurring, extraordinary expenses (collectively, “Z Class Expenses”), or reimburse the Fund for any Z Class Expenses (hereinafter referred as the “Expense Waiver”).

2. Amendment and Termination of Agreement.

This agreement may only be amended with the written consent of the Manager and the Fund. In the case of the Fund, an amendment must be approved by the Board of Directors, including a majority of the directors who are not interested persons within, the meaning of the 1940 Act (the “Independent Directors”), of the Fund. This

agreement may not be terminated without the approval by the Board of Directors, including the approval of a majority of the Independent Directors, provided that this Agreement will terminate automatically upon termination of its Management Agreement. Amendment or termination of this Agreement does not require approval by shareholders of the Fund or its separate classes of shares.

3.  Separate Agreement

This Agreement shall be deemed to constitute a separate agreement between the Manager and each Fund.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of date stated in the preamble.

T. ROWE PRICE ASSOCIATES, INC.	EACH FUND LISTED ON EXHIBIT A
/s/Darrell N. Braman By:___________________________________ Darrell N. Braman Vice President	/s/David Oestreicher By:___________________________________ David Oestreicher Executive Vice President

EXHIBIT A

Fund	Corporation
T. Rowe Price Dynamic Global Bond Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Emerging Markets Discovery Stock Fund	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Emerging Markets Bond Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Emerging Markets Stock Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Equity Index 500 Fund—Z Class	T. ROWE PRICE INDEX TRUST, INC.
T. Rowe Price Floating Rate Fund—Z Class	T. ROWE PRICE FLOATING RATE FUND, INC.
T. Rowe Price Growth Stock Fund—Z Class	T. ROWE PRICE GROWTH STOCK FUND, INC.
T. Rowe Price High Yield Fund—Z Class	T. ROWE PRICE HIGH YIELD FUND, INC.
T. Rowe Price Institutional Floating Rate Fund—Z Class	T. ROWE PRICE INSTITUTIONAL INCOME FUNDS, INC.
T. Rowe Price Institutional High Yield Fund—Z Class	T. ROWE PRICE INSTITUTIONAL INCOME FUNDS, INC.
T. Rowe Price International Bond Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price International Bond Fund (USD Hedged)—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price International Stock Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price International Value Equity Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Limited Duration Inflation Focused Bond Fund—Z Class	T. ROWE PRICE LIMITED DURATION INFLATION FOCUSED BOND FUND, INC.
T. Rowe Price Mid-Cap Growth Fund—Z Class	T. ROWE PRICE MID-CAP GROWTH FUND, INC.
T. Rowe Price Mid-Cap Index Fund—Z Class	T. ROWE PRICE INDEX TRUST, INC.
T. Rowe Price Mid-Cap Value Fund—Z Class	T. ROWE PRICE MID-CAP VALUE FUND, INC.
T. Rowe Price New Horizons Fund—Z Class	T. ROWE PRICE NEW HORIZONS FUND, INC.
T. Rowe Price New Income Fund—Z Class	T. ROWE PRICE NEW INCOME FUND, INC.
T. Rowe Price Overseas Stock Fund—Z Class	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Real Assets Fund—Z Class	T. ROWE PRICE REAL ASSETS FUND, INC.
T. Rowe Price Small-Cap Index Fund—Z Class	T. ROWE PRICE INDEX TRUST, INC.
T. Rowe Price Small-Cap Stock Fund—Z Class	T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
T. Rowe Price Small-Cap Value Fund—Z Class	T. ROWE PRICE SMALL-CAP VALUE FUND, INC.
T. Rowe Price U.S. Large-Cap Core Fund	T. ROWE PRICE U.S. LARGE-CAP CORE FUND, INC.

Fund	Corporation
U.S. Treasury Long-Term Fund—Z Class	T. ROWE PRICE U.S. TREASURY FUNDS, INC.
U.S. Treasury Money Fund—Z Class	T. ROWE PRICE U.S. TREASURY FUNDS, INC.
T. Rowe Price Value Fund—Z Class	T. ROWE PRICE VALUE FUND, INC.